                                                                     EXHIBIT 2.5



                                                        DECEMBER 4, 2001 VERSION


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                         :
                                               :    JOINTLY ADMINISTERED
LOEWEN GROUP INTERNATIONAL,                    :    CASE NO. 99-1244 (PJW)
INC., A DELAWARE CORPORATION, ET AL.,          :
                                               :    CHAPTER 11
                  DEBTORS.                     :





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                 FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
     CONFIRMING FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF LOEWEN GROUP INTERNATIONAL, INC., ITS PARENT CORPORATION AND CERTAIN OF THEIR DEBTOR
                           SUBSIDIARIES, AS MODIFIED


--------------------------------------------------------------------------------

INTRODUCTION.....................................................................................................1

I.       FINDINGS OF FACT........................................................................................4

         A.       JURISDICTION AND VENUE.........................................................................4

         B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE........................4

                  1.       Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the
                           Bankruptcy Code.......................................................................4

                  2.       Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy
                           Code.................................................................................10

                  3.       Section 1129(a)(3) -- Proposal of the Plan in Good Faith.............................10

                  4.       Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as
                           Reasonable...........................................................................11

                  5.       Section 1129(a)(5) -- Disclosure of Identity of Proposed Management,
                           Compensation of Insiders and Consistency of Management Proposals with the
                           Interests of Creditors and Public Policy.............................................12

                  6.       Section 1129(a)(6) -- Approval of Rate Changes.......................................12

                  7.       Section 1129(a)(7) -- Best Interests of Holders of Claims and Interests..............12

                  8.       Section 1129(a)(8) -- Acceptance of the Plan by Each Impaired Class..................13

                  9.       Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to
                           Section 507(a) of the Bankruptcy Code................................................13

                  10.      Section 1129(a)(10) -- Acceptance By at Least One Impaired, Non-Insider Class........16

                  11.      Section 1129(a)(11) -- Feasibility of the Plan.......................................16

                  12.      Section 1129(a)(12) -- Payment of Bankruptcy Fees....................................16

                  13.      Section 1129(a)(13) -- Retiree Benefits..............................................17

                  14.      Section 1129(b) -- Confirmation of the Plan Over the Nonacceptance of Impaired
                           Classes..............................................................................17

                  15.      Bankruptcy Rule 3016(a)..............................................................18

                  16.      Section 1129(d) -- Purpose of Plan...................................................18

         C.       THE CTA SETTLEMENT............................................................................19

                  1.       Approval of the CTA Settlement Under Bankruptcy Rule 9019............................19

                  2.       The Limited Objections to the CTA Settlement.........................................21

         D.       SATISFACTION OF CONDITIONS TO CONFIRMATION....................................................21

II.      CONCLUSIONS OF LAW.....................................................................................21

         A.       JURISDICTION AND VENUE........................................................................21

         B.       MODIFICATIONS OF THE PLAN.....................................................................22

         C.       EXEMPTIONS FROM SECURITIES LAWS...............................................................22

         D.       EXEMPTIONS FROM TAXATION......................................................................24

         E.       COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE...........................................24

         F.       APPROVAL OF THE SETTLEMENTS AND RELEASES PROVIDED UNDER THE PLAN AND CERTAIN OTHER
                  MATTERS.......................................................................................25

         G.       THE CTA SETTLEMENT............................................................................26

         H.       AGREEMENTS AND OTHER DOCUMENTS................................................................26

         I.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND REJECTIONS OF EXECUTORY CONTRACTS AND
                  UNEXPIRED LEASES..............................................................................28

III.     ORDER..................................................................................................28

         A.       CONFIRMATION OF THE PLAN......................................................................28

         B.       EFFECTS OF CONFIRMATION.......................................................................29

                  1.       Binding Nature of Plan Terms.........................................................29

                  2.       Continued Corporate Existence; Vesting of Assets.....................................29

                  3.       Cancellation and Surrender of Instruments, Securities and Other Documentation........30

                  4.       Release of Liens.....................................................................31

         C.       CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.....................................................32

                  1.       Bar Dates for Administrative Claims..................................................32

                  2.       Bar Date for Rejection Damages Claims and Related Procedures.........................33

                  3.       Special Provisions Regarding the Indenture Trustees' Claims..........................34

                  4.       Provisions Regarding Reserve Amounts.................................................35

                  5.       Standing With Respect to Claims of CTA Trustee and State Street and Class 11
                           Shortfall Reserve....................................................................36

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE PLAN................................................36

                  1.       Restructuring Transactions...........................................................36

                  2.       Amendment and Restatement of Certificates of Incorporation and Bylaws................38

                  3.       Directors and Officers; Employment-Related Agreements and Compensation
                           Programs.............................................................................39

                  4.       Approval of Agreements Related to Plan Distributions.................................41

                  5.       Approval of Exit Financing...........................................................42

                  6.       Implementation of the Blackstone Settlement..........................................43

                  7.       Implementation of the New Tax Sharing Agreement......................................44

                  8.       Approval and Implementation of CTA Settlement and Dismissal of Related Actions
                           With Prejudice.......................................................................44

                  9.       Implementation of Liquidating Trust..................................................46

                  10.      Approval of Executory Contract and Unexpired Lease Provisions and Related
                           Procedures...........................................................................46

                  11.      Distribution Record Date.............................................................51

                  12.      Application of Section 525 of the Bankruptcy Code to the Reorganized Debtors.........52

         E.       ACTIONS IN FURTHERANCE OF THE PLAN............................................................53

         F.       RELEASES AND INDEMNIFICATION..................................................................54

         G.       RESOLUTION OF CERTAIN OBJECTIONS TO CONFIRMATION..............................................55

         H.       DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS...................................58

                  1.       Discharge of Claims and Satisfaction and Termination of Interests....................58

                  2.       Injunctions..........................................................................59

                  3.       Termination of Subordination Rights and Settlement of Related Claims and
                           Controversies........................................................................61

         I.       SUBSTANTIAL CONSUMMATION......................................................................62

         J.       RETENTION OF JURISDICTION.....................................................................62

         K.       REQUEST FOR AID OF FOREIGN COURT..............................................................63

         L.       NOTICE OF ENTRY OF CONFIRMATION ORDER.........................................................63

                                TABLE OF EXHIBITS


EXHIBIT                       EXHIBIT NAME
-------                       ------------
A                             Plan
B                             Modifications
C                             Confirmation Notice

                                  INTRODUCTION

                  The above-captioned debtors and debtors in possession (collectively, the "Debtors") having proposed the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated September 10, 2001, as modified by
(i) the modifications authorized by two separate orders of the Court dated November 27, 2001 (the "Modifications Orders") and an order of the Court dated November 29, 2001 with respect to the claims of Thomas Hardy against the Debtors' estates (the "Hardy Settlement Order") and (ii) as described on the record at the hearing on confirmation, a modification to remove from the Plan Debtors Advanced Planning (Alabama), Inc. (99-1262), Haakinson-Groulx Mortuary, Inc. (99-1547), Hill Funeral Home, Inc. (99-1567) and Johnson Funeral Home of Church Hill, Inc. (99-1608) (collectively, the "Modifications" and, such Plan as modified by the Modifications, the "Plan");(1) the Bankruptcy Court having entered its Order (A) Approving Disclosure Statement, (B) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Proposed Joint Plan of Reorganization and (C) Scheduling a Hearing on Confirmation of Proposed Joint Plan of Reorganization and Approval of Collateral Trust Agreement Settlement and Approving Related Notice Procedures (the "Disclosure Statement Order") dated September 4, 2001, by which the Bankruptcy Court, among other things, approved the Debtors' proposed disclosure statement (as such has been amended, the "Disclosure


--------
(1) Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan. The rules of interpretation set forth in Section I.B.1 of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In addition, in accordance with
Section I.A of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

         A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference. Copies of the Modifications approved by the Modifications Orders and the Hardy Settlement Order are attached hereto collectively as Exhibit B and incorporated herein by reference.

Statement"), established procedures for the solicitation and tabulation of votes to accept or reject the Plan, scheduled a hearing on Confirmation of the Plan and the collateral trust agreement settlement embodied in the Plan and approved related notice procedures; Logan & Company, Inc., the Bankruptcy Court-appointed voting and tabulation agent in respect of the Plan, having filed the Affidavit of Kathleen M. Logan Certifying Tabulation of Ballots Accepting and Rejecting the Debtors' Fourth Amended Joint Plan of Reorganization (the "Voting Affidavit") on November 23, 2001; the Bankruptcy Court, by its Order Authorizing Certain Creditors to Change Their Votes and Accept the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated November 27, 2001, having authorized three creditors to change their votes to accept the Plan; the Court having established, in the Disclosure Statement Order, November 27, 2001 at 9:30 a.m. (and, if necessary, continuing through and including November 29, 2001) as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), to consider Confirmation of the Plan (the "Confirmation Hearing"); affidavits of service of the solicitation materials with respect to the Plan having been executed by Kathleen M. Logan with respect to the mailing of notice of the Confirmation Hearing and solicitation materials in respect of the Plan in accordance with the Disclosure Statement Order (collectively, the "Affidavits of Service") and having been filed with the Bankruptcy Court on or about September 26, 2001 and November 19, 2001; affidavits of publication of the Notice of (A) Deadline for Casting Votes to Accept or Reject Proposed Joint Plan of Reorganization, (B) Hearing to Consider Confirmation of Proposed Joint Plan of Reorganization and Approval of Collateral Trust Agreement Settlement and (C) Related Matters (collectively, the "Affidavits of Publication") having been filed with the Bankruptcy Court on October 12, 2001 with respect to the publication of notice of the Confirmation Hearing and certain related matters in the national editions of The Globe and Mail, The National Post, The Wall Street Journal, The New York Times and USA Today in accordance with the Disclosure Statement Order; objections to

Confirmation of the Plan (the "Objections") having been filed by approximately 28 parties in interest; the Debtors having filed a memorandum of law in support of Confirmation of the Plan and in response to the Objections (the "Memorandum of Law") on November 20, 2001; the Debtors having filed the Declaration of Bradley D. Stam (the "Stam Declaration"); the Bankruptcy Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Affidavit, the Affidavits of Service, the Affidavits of Publication, the Objections, the Memorandum of Law, the Stam Declaration and the other papers before the Bankruptcy Court in connection with the Confirmation of the Plan; the Bankruptcy Court having heard the statements of counsel in support of and in opposition to Confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; the Bankruptcy Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; and the Bankruptcy Court finding that (i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation was adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Disclosure Statement Order, as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth in the applicable papers and at the Confirmation Hearing, and as set forth in this Confirmation Order, establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order.(2)


---------
(2) This Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

I.       FINDINGS OF FACT.

         A.       JURISDICTION AND VENUE.

                  On June 1, 1999, 831 of the Debtors commenced their respective Reorganization Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Five of the Debtors commenced their respective Reorganization Cases subsequent to June 1, 1999. Loewen Group International, Inc. ("LGII"), the direct or indirect parent or affiliate of each of the Loewen Subsidiary Debtors, is domiciled in Delaware.

         B. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.

                  1. SECTION 1129(a)(1) -- COMPLIANCE OF THE PLAN WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

                  The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

                           a.       SECTIONS 1122 AND 1123(a)(1)-(4) --
                                    CLASSIFICATION AND TREATMENT OF CLAIMS AND
                                    INTERESTS.

                  The Plan constitutes a separate plan of reorganization for each of the Debtors under the Plan. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.(3) As required by section 1122(a), each Class of Claims and Interests for each Debtor contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class for such Debtor. The Plan designates twenty-three Classes of Claims and Interests, designated as Classes 1 through
23. Class 11 is further subclassified into eight Divisions. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the Debtors' assets


---------
(3) Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of Administrative Claims and Priority Tax Claims are not required to be classified.

or differing interests in the Debtors or their reorganization. In accordance with section 1122(b) of the Bankruptcy Code, the Plan provides for two Classes of Unsecured Claims comprised of (i) $10,000 or less against any Loewen Subsidiary Debtor and (ii) $1,000 or less against The Loewen Group Inc. ("TLGI") and LGII. This classification is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not impaired under the Plan and specifies the treatment of all Classes of Claims and Interests that are impaired under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

                           b. SECTION 1123(a)(5) -- ADEQUATE MEANS FOR IMPLEMENTATION OF THE PLAN.

                  Article IV and various other provisions of the Plan provide adequate means for the Plan's implementation. Those provisions relate to, among other things: (i) the continued corporate existence of the Debtors (subject to the Restructuring Transactions) and the vesting of the Debtors' assets in the Reorganized Debtors; (ii) the consummation of the Restructuring Transactions, including the Subsidiary Restructuring Transactions and the Reinvestment Transactions, and the dissolution of LGCLP; (iii) the implementation of the Blackstone Settlement; (iv) the implementation of the Equity Incentive Plan; (v) the cancellation and surrender of instruments, securities and other documentation; (vi) the execution and delivery of the New Registration Rights Agreements; (vii) the execution and delivery of the New Warrant Agreement;
(viii) the execution and delivery of the New Tax Sharing Agreement; (ix) the release of liens; (x) the amendment and restatement of certificates of incorporation, bylaws or similar constituent documents of the Reorganized Debtors; (xi) the selection of the initial directors and officers for the Reorganized Debtors and the authorization of the Reorganized Debtors to enter into, maintain or modify employment-related arrangements with directors, officers and employees, including those identified on Exhibit IV.C.3 to the Plan; (xii) the authorization and implementation of certain actions including the distribution of cash; the issuance and distribution of New Five-Year Secured Notes, New Two-Year Unsecured Notes, New Seven-Year Unsecured Notes and New Unsecured Subordinated Convertible Notes; the issuance and distribution of New Common Stock; the issuance and distribution of New Warrants; the creation and distribution of interests in the Liquidating Trust; and the execution and delivery of the New Five-Year Secured Notes Indenture, the New Two-Year Unsecured Notes Indenture, the New Seven-Year Unsecured Notes Indenture, the New Unsecured Subordinated Convertible Notes Indenture, the New Warrant Agreement and the Liquidating Trust Agreement; (xiii) the authorization of the Reorganized Debtors to enter into the Exit Financing Revolving Credit Facility; (xiv) the preservation of rights of actions by the Debtors and Reorganized Debtors, releases of the Reorganized Debtors and certain other entities, releases related to the CTA, full general releases of and limited indemnification of the Indenture Trustees, releases in connection with the Blackstone Settlement, releases related to the 1994 Plan and the reservation of certain causes of action related to the CTA including against the Tolling Parties; (xv) the continuation of certain employee benefit plans identified on Exhibit IV.C.3 to the Plan; (xvi) limitations on amounts to be distributed to holders of Allowed Insured Claims; (xvii) certain releases by holders of Claims or Interests approving the Plan; (xviii) injunctions related to the releases under the Plan;
(xix) the authorization of officers of each Debtor or Reorganized Debtor to execute, deliver, file or record such contracts, instruments, releases and agreements or documents and take such other actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan; (xx) the approval of the settlements embodied in the Plan pursuant to Bankruptcy Rule 9019 in respect of Adversary Proceeding No. 00-01181 and certain related matters; (xxi) the participation in the Plan by certain non-Debtor Loewen Companies as contemplated by section 1145 of the Bankruptcy Code; and (xxii) the dismissal with prejudice of Adversary Proceeding No. 00-01181 and certain other adversary proceedings.

                           c. SECTION 1123(a)(6) -- PROHIBITION AGAINST THE ISSUANCE OF NONVOTING EQUITY SECURITIES AND ADEQUATE PROVISIONS FOR VOTING POWER OF CLASSES OF SECURITIES.

                  Sections IV.C.1.a and IV.C.1.b of the Plan provide that the certificates of incorporation and the bylaws or similar constituent documents of Reorganized LGII and each of the Reorganized Loewen Subsidiary Debtors, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. Such prohibitory provisions have been incorporated into the constituent documents included in Exhibits IV.C.1.a(i) and IV.C.1.b(i) to the Plan. In light of the foregoing, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

                           d. SECTION 1123(a)(7) -- SELECTION OF DIRECTORS AND OFFICERS IN A MANNER CONSISTENT WITH THE INTERESTS OF CREDITORS AND EQUITY SECURITY HOLDERS AND PUBLIC POLICY.

                                    i. Section IV.C.2 of the Plan provides that
the initial board of directors and officers of Reorganized LGII and each of the Reorganized Loewen Subsidiary Debtors will consist of the individuals identified on Exhibit IV.C.2 to the Plan. Exhibit IV.C.2 to the Plan also identifies the initial term for each director in accordance with the provisions of each of the Reorganized Debtors' respective certificates of incorporation and bylaws or similar constituent documents. Each of the Reorganized Debtors' directors and officers will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and bylaws or similar constituent documents of the applicable Reorganized Debtor and applicable state law.

                                    ii. The initial board of directors of
Reorganized LGII was selected pursuant to a process involving representatives of the Debtors, the Creditors' Committee and a Principal CTA Creditor, as described in the Disclosure Statement.

                                    iii. In light of the foregoing, the manner
of selection of the initial officers and directors of the Reorganized Debtors and the manner of selection of successor officers and directors of the Reorganized Debtors, as set forth in the certificates of incorporation and bylaws or similar constituent documents of the applicable Reorganized Debtor and applicable state law, are consistent with the interests of the holders of Claims and Interests and public policy.

                           e. SECTION 1123(b)(1)-(2) -- IMPAIRMENT OF CLAIMS AND INTERESTS AND ASSUMPTION, ASSUMPTION AND ASSIGNMENT OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  In accordance with section 1123(b)(1) of the Bankruptcy Code,
Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article V of the Plan provides for the assumption, assumption and assignment or rejection of the Executory Contracts and Unexpired Leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court; provided, however, that the Debtors or Reorganized Debtors reserve the right, at any time through and including 90 days after the Effective Date and in certain other circumstances, to add or delete any Executory Contract or Unexpired Lease to be assumed, assumed and assigned or rejected to or from the applicable exhibit to the Plan.

                           f. SECTION 1123(b)(3) -- RETENTION, ENFORCEMENT AND SETTLEMENT OF CLAIMS HELD BY THE DEBTORS.

                  Section IV.F.1 of the Plan provides for the preservation of certain claims, rights and causes of action by the Debtors and Reorganized Debtors. The Plan provides for settlement of Claims of CTA creditors. Sections IV.F.2 through 5 of the Plan set forth certain general releases and various releases included in settlements. Section IV.F.6 of the Plan provides for the reservation of certain third-party CTA claims.

                           g. SECTION 1123(b)(5) -- MODIFICATION OF THE RIGHTS OF HOLDERS OF CLAIMS.

                  Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

                           h. SECTION 1123(b)(6) -- OTHER PROVISIONS NOT INCONSISTENT WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

                  The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including:
(i) the provisions of Article IV of the Plan regarding the means for implementing the Plan; (ii) the provisions of Article V of the Plan governing the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases (including the provisions of Sections V.A.1 and V.C of the Plan allowing any Debtor or Reorganized Debtor to amend Exhibit V.A.1 and V.C to the Plan at any time through and including 90 days after the Effective Date and in certain other circumstances); (iii) the provisions of Article VI of the Plan governing distributions on account of Allowed Claims, particularly as to the timing and calculation of amounts to be distributed; (iv) the provisions of
Article VII of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (v) the provisions of Article VIII of the Plan reserving the right to seek the substantive consolidation of the Debtors for certain purposes; (vi) the provisions of Article XI of the Plan regarding the discharge of Claims and the termination of Interests; and (vii) the provisions of Article XII of the Plan regarding retention of jurisdiction by the Bankruptcy Court over certain matters after the Effective Date.

                           i.       SECTION 1123(d) -- CURE OF DEFAULTS.

                  Section V.B of the Plan provides for the satisfaction of Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. Additionally, in accordance with Article III of the Plan, certain Claims will be Reinstated, including by curing certain defaults in connection with such Claims. All Cure Amount Claims and Reinstated Claims will be determined in accordance with the underlying agreements and applicable nonbankruptcy law, and pursuant to the procedures established by separate orders of the Bankruptcy Court.

                  2. SECTION 1129(a)(2) -- COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

                  The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Disclosure Statement Order. Consistent with Section XIII.B of the Plan, the Debtors, the Reorganized Debtors and the Creditors' Committee and their respective directors, officers, employees, agents, members and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3.       SECTION 1129(a)(3) -- PROPOSAL OF THE PLAN IN GOOD
                           FAITH.

                  The Debtors proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan and the settlements encompassed in the Plan have been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by resolving certain pending litigation and providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Plan itself and the arms' length negotiations among the Debtors, the Creditors' Committee and the Debtors' other constituencies leading to the Plan's formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors' good faith in proposing the Plan.

                  4. SECTION 1129(a)(4) -- BANKRUPTCY COURT APPROVAL OF CERTAIN PAYMENTS AS REASONABLE.

                           a. Section III.A.1.f.ii.A of the Plan provides that,
except as otherwise provided in the Ordinary Course Professionals Order, Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, this Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date. The Bankruptcy Court will review the reasonableness of such applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Pursuant to the Fee Order, the Bankruptcy Court has authorized periodic payment of the fees and expenses of Professionals incurred in connection with these chapter 11 cases. All such fees and expenses, however, remain subject to final review for reasonableness by the Bankruptcy Court. Notwithstanding the foregoing, as part of the settlement of the CTA issues under the Plan, Section III.E and Section III.F of the Plan set forth special provisions regarding the payment of the Indenture Trustees' Claims and Principal CTA Creditors' and certain other entities' Claims for fees and expenses, which satisfy the requirements of section 1129(a)(4) of the Bankruptcy Code.

                           b. In connection with the foregoing, Article XII of
the Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all applications for or objections to allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan.

                  5. SECTION 1129(a)(5) -- DISCLOSURE OF IDENTITY OF PROPOSED MANAGEMENT, COMPENSATION OF INSIDERS AND CONSISTENCY OF MANAGEMENT PROPOSALS WITH THE INTERESTS OF CREDITORS AND PUBLIC POLICY.

                  In the Disclosure Statement and Exhibit IV.C.2 to the Plan, the Debtors have disclosed the identity of the proposed directors and officers of the Reorganized Debtors and the identity and the compensation of insiders who will be employed or retained by the Reorganized Debtors. The appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Interests and public policy.

                  6.       SECTION 1129(a)(6) -- APPROVAL OF RATE CHANGES.

                  The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

                  7. SECTION 1129(a)(7) -- BEST INTERESTS OF HOLDERS OF CLAIMS AND INTERESTS.

                  With respect to each impaired Class of Claims or Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted or is deemed to have accepted the Plan or, as demonstrated by the liquidation analyses included as, or referenced in, Exhibit III to the Disclosure Statement, will receive or retain under the Plan on account of such Claim or

Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  8. SECTION 1129(a)(8) -- ACCEPTANCE OF THE PLAN BY EACH IMPAIRED CLASS.

                  Pursuant to sections 1124 and 1126 of the Bankruptcy Code: (a) as indicated in Article II of the Plan, Classes 1, 4 (with respect to Claims as to which Option A or B is selected), 18 and 21 are Classes of unimpaired Claims or Interests; (b) pursuant to the Plan's terms, Classes 9 and 10 are deemed to have accepted the Plan; and (c) as indicated in the Voting Affidavit: (i) the creditors for all Debtors with respect to Classes 3, 5, 6, 7 and 19 voted to accept the Plan; (ii) with respect to Classes 2, 8, and 11, the creditors of all Debtors except for 17 Debtors in Class 2, four Debtors in Class 8 and 21 Debtors in Class 11 voted to accept the Plan; and (iii) with respect to Class 22 and Class 23, the creditors rejected the Plan for Debtors TLGI and LGII. Because the holders of Claims and Interests in Classes 12, 13, 14, 15, 16, 17 and 20 will not receive or retain any property on account of such Claims or Interests, Classes 12, 13, 14, 15, 16, 17 and 20 are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes 12, 13, 14, 15, 16, 17 and 20 and, as to certain Debtors, Classes 2, 8, 11, 22 and 23, the Plan is confirmable because, as described in Section I.B.14 below, the Plan, as modified, satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes.

                  9. SECTION 1129(a)(9) -- TREATMENT OF CLAIMS ENTITLED TO PRIORITY PURSUANT TO SECTION 507(a) OF THE BANKRUPTCY CODE.

                           a. The Plan provides for treatment of Allowed
Administrative Claims, Priority Tax Claims and Priority Claims, subject to certain bar date provisions, in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                           b. Pursuant to Section III.A.1.a of the Plan, each
holder of an Allowed Administrative Claim will receive from Reorganized LGII or the applicable Reorganized Debtor, in full satisfaction of its Administrative Claim, cash equal to the allowed amount of such Administrative Claim either: (i) on the Effective Date; or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by Reorganized LGII or the applicable Reorganized Debtor and the holder of the Administrative Claim.

                           c. Pursuant to Section III.A.1.c of the Plan, Allowed
Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes, including Tax audit Claims related to tax years commencing after the Petition Date, and Administrative Claims arising from those contracts and leases of the kind described in Section V.F of the Plan or out of the employee benefit policies, plans and agreements identified in
Exhibit IV.C.3 to the Plan) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims, provided that Administrative Claims in respect of the Rose Hills Put/Call Agreement will be paid in accordance with Section III.G of the Plan.

                           d. Pursuant to Section III.A.1.e of the Plan, Allowed
Administrative Claims and fee and expense Claims for services rendered under the respective Prepetition Indentures prior to the Effective Date of each Indenture Trustee will be paid pursuant to the terms of Section III.E of the Plan.

                           e. Under Section III.A.2.a of the Plan, each holder
of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 7% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of an Allowed Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing the Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

                           f. Pursuant to Section III.A.2.b. of the Plan,
notwithstanding the provisions of Section III.A.2.a of the Plan, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 11, and the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect such penalty from the Reorganized Debtors or their property.

                           g. Pursuant to Section III.B.1 of the Plan, holders
of Allowed Unsecured Priority Claims, other than Priority Tax Claims, will receive cash equal to the amount of such claims on the Effective Date.

                  10. SECTION 1129(a)(10) -- ACCEPTANCE BY AT LEAST ONE IMPAIRED, NON-INSIDER CLASS.

                  As indicated in the Voting Affidavit and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Plan has voted to accept the Plan determined without including the acceptance by any insider, with respect to all Debtors under the Plan, as modified.

                  11.      SECTION 1129(a)(11) -- FEASIBILITY OF THE PLAN.

                  Although the Debtors' businesses are highly competitive, and although it is impossible to predict with certainty the precise future profitability of the Debtors' businesses or the industries and markets in which the Debtors operate, as demonstrated by the Debtors' financial projections contained in the Disclosure Statement and the evidence in the record, Confirmation of the Plan is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan. Upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay their liabilities as they become due and to satisfy their capital needs for the conduct of their businesses.

                  12.      SECTION 1129(a)(12) -- PAYMENT OF BANKRUPTCY FEES.

                  Section III.A.1.b of the Plan provides that, on or before the Effective Date, Administrative Claims for undisputed fees payable pursuant to 28 U.S.C. Section 1930 will be paid in cash equal to the amount of such Administrative Claims. The United States trustee filed an objection to Confirmation. The United States trustee and the Debtors, however, require additional time to conduct discovery on the issue of pre-Confirmation quarterly fees. The amount of the disputed pre-Confirmation quarterly fees payable by the Debtors (the "Disputed U.S. Trustee Fees") will be determined pursuant to a separate stipulation and order entered into by the parties. By confirming the Plan, the Bankruptcy Court finds that the Debtors will have the ability, if necessary, to pay the Disputed U.S. Trustee Fees in an estimated amount of $10,000,000 at the time the order of the Bankruptcy Court determining the quarterly fee dispute becomes final and nonappealable. Nothing in this paragraph shall bind the parties with respect to the amount of quarterly fees due in subsequent litigation regarding the Disputed U.S. Trustee Fees.

                  13.      SECTION 1129(a)(13) -- RETIREE BENEFITS.

                  Pursuant to Section IV.C.3.b of the Plan, from and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code), if any, in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

                  14. SECTION 1129(b) -- CONFIRMATION OF THE PLAN OVER THE NONACCEPTANCE OF IMPAIRED CLASSES.

                  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Claims and Interests in Classes 12, 13, 14, 15, 16, 17 and 20 and, as to certain Debtors (the "Cramdown Debtors"), Classes 2, 8 and 11 and, as to TLGI and LGII, Classes 22 and 23 are impaired and are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to Classes 12, 13, 14, 15, 16, 17 and 20, with respect to Classes 2, 8 and 11 in instances where such classes rejected the Plan as to the Cramdown Debtors and with respect to Classes 22 and 23 as to TLGI and LGII , all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to Classes 12, 13, 14, 15, 16, 17 and 20 and with respect to Classes 2, 8 and 11, in instances where such classes rejected the Plan as to the Cramdown Debtors and with respect to Classes 22 and 23 as to TLGI and LGII. No holders of Claims and Interests junior to the Claims and Interests in Classes 12, 13, 14, 15, 16, 17 and 20, and the Claims in Classes 2, 8 and 11 in instances where such classes rejected the Plan as to the Cramdown Debtors, will receive or retain any property on account of their Claims and Interests and, as evidenced by the valuations and estimates contained in the Disclosure Statement and by the testimony and other evidence in the record, no holders of Claims or Interests senior to Classes 12, 13, 14, 15, 16, 17 and 20 and, as to the Cramdown Debtors, Classes 2, 8 and 11, are receiving more than full payment on account of the Claims and Interests in such Classes. As evidenced by the valuations and estimates contained in the Disclosure Statement and by the testimony and other evidence in the record, and in light of the findings in Section I.B.7 above and this Section I.B.14, neither TLGI Old Preferred Stock nor TLGI Old Common Stock has any residual value, after Claims against TLGI, and Claims against and Interests in the other Debtors, are taken into account.

                  15.      BANKRUPTCY RULE 3016(a).

                  The Plan and the Modifications are dated and identify the entities submitting the Plan and the Modifications.

                  16.      SECTION 1129(d) -- PURPOSE OF PLAN.

                  The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection filed by any governmental unit asserting such avoidance.

         C.       THE CTA SETTLEMENT.

                  1.       APPROVAL OF THE CTA SETTLEMENT UNDER BANKRUPTCY RULE
                           9019.

                           a. The Plan incorporates the terms of a settlement
(the "CTA Settlement") of the CTA Proceeding and the CTA Issue, and thus resolves numerous claims, causes of action and other potentially disputed issues between and among the Debtors, the Subject Debt Holders (as such term is defined in the Disclosure Statement), the Other CTA Debt Holders (as such term is defined in the Disclosure Statement) and the Indenture Trustees. The CTA Settlement departs from the previously proposed pari passu recoveries for holders of Group I, Group II, and Group III CTA Note Claims. That pari passu approach would have produced estimated percentage recoveries of 68.5% for each of the CTA Note Claims. In its place, the CTA Settlement provides, subject to the CTA Trustee Reserve Amount and the Series Reserve Amounts, estimated recoveries of 76.7%, 72.5%, and 57% for the three groups, respectively, reflecting, among other things, the relative litigation risks that the Debtors concluded each group faced in the CTA Proceeding.

                           b. The CTA Proceeding is a complicated piece of
litigation involving many parties. The full and protracted litigation of the legal and factual issues presented in the CTA Proceeding would be costly and would impair a prompt, efficient and economical reorganization. The facts that would need to be established likely would require extensive, costly and time-consuming discovery, including substantial discovery from third parties, and would be vigorously contested. Many of the legal issues would be novel and complex. As a result, the ultimate outcome of the CTA Proceeding is uncertain, and many different outcomes are possible, which would affect the various interested parties in different ways.

                           c. The CTA Settlement and the Plan itself are the
product of extensive arms-length negotiations among the Debtors, the Creditors' Committee, the Subject Debt Holders, the Other CTA Debt Holders and certain other parties in interest. The Tolling Parties are not parties to the CTA Settlement.

                           d. The benefits of the CTA Settlement to the Debtors
are substantial. Together with the Creditors' Committee settlement described in the Disclosure Statement, the CTA Settlement resolves both the relative recoveries as between holders of CTA Note Claims and other creditors and as among the holders of the three groups of CTA Note Claims. The CTA Settlement resolves the CTA Proceeding and significantly speeds the Debtors' emergence from their chapter 11 cases. As a result, the CTA Settlement confers significant benefits on the Debtors and their estates.

                           e. The fairness and reasonableness of the CTA
Settlement to the Debtors and to their estates are directly supported by (i) the Stam Declaration; (ii) the CTA Whitepaper prepared by the Debtors' counsel;
(iii) the record in the CTA Proceeding; and (iv) the findings and statements of the Bankruptcy Court throughout the CTA Proceeding and at the Confirmation Hearing. Moreover, the appropriateness of the CTA Settlement is further supported by (i) the lack of objections to the substance of the CTA Settlement and (ii) the acceptance of the Plan by an overwhelming majority of the holders of Claims, including 99.1% in number and 99.8% in amount of the holders of CTA Note Claims that voted on the Plan, as set forth in the Voting Affidavit.

                           f. The CTA Settlement also is supported by a variety
of other factors, including: (i) the fact that it was negotiated over several months and is the product of arms-length negotiations among the Debtors, the Creditors' Committee, the Subject Debt Holders, the Other CTA Debt Holders and certain other parties in interest during which the parties aggressively advocated their respective legal positions; (ii) the operative terms of the settlement with respect to the proposed aggregate recoveries for holders of Group I, Group II, and Group III CTA Note Claims reflect considered evaluations of the probability of success of the legal and factual positions presented in the CTA Proceeding; and (iii) the settlement enjoys widespread support among creditors generally, and among holders of CTA Note Claims in particular.

                  2.       THE LIMITED OBJECTIONS TO THE CTA SETTLEMENT.

                  Certain provisions of the CTA Settlement have drawn limited objections. None of these objections addresses the merits of the CTA Settlement with respect to the Debtors' estates.

         D. SATISFACTION OF CONDITIONS TO CONFIRMATION.

                  Section IX.A of the Plan contains conditions precedent to Confirmation that must be satisfied or duly waived pursuant to Section IX.C of the Plan. The conditions precedent set forth in Sections IX.A.1 through IX.A.4 of the Plan have been satisfied. The Bankruptcy Court has declined to approve
Section IV.F.6.b and Section IX.A.5 of the Plan for the reasons stated on the record at the Confirmation Hearing. The transcript of the Confirmation Hearing constitutes the Bankruptcy Court's findings and conclusions with respect to those provisions. In light of the Bankruptcy Court's ruling, the Debtors are entitled to waive, and have waived, the condition to confirmation set forth in
Section IX.A.5 pursuant to the terms of Section IX.C.

II.      CONCLUSIONS OF LAW.

         A.       JURISDICTION AND VENUE.

                  The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue of the Reorganization Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C.
Section 1408, and continues to be proper.

         B.       MODIFICATIONS OF THE PLAN.

                  The notice provided by the Debtors of the Modifications was adequate and appropriate under the circumstances and, accordingly, is approved. The Modifications: (1) comply in all respects with section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and all other provisions of the Bankruptcy Code; and (2) do not adversely change the treatment under the Plan of any Claims or Interests. In light of the technical or immaterial nature of each of the Modifications, no additional disclosure under section 1125 of the Bankruptcy Code is required with respect to the Modifications. Accordingly, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests that have accepted or are conclusively presumed to have accepted the Plan as filed on September 10, 2001 are deemed to have accepted the Plan, as modified by the Modifications.

         C.       EXEMPTIONS FROM SECURITIES LAWS.

         1. Pursuant to section 1125(e) of the Bankruptcy Code, the Debtors' transmittal of solicitation materials, their solicitation of acceptances of the Plan and their offering, issuance and distribution of the New Five-Year Secured Notes and related guarantees, the New Two-Year Unsecured Notes and related guarantees, the New Seven-Year Unsecured Notes and related guarantees, the New Unsecured Subordinated Convertible Notes and related guarantees, the New Common Stock, the New Warrants and interests in the Liquidating Trust pursuant to the Plan are not, and will not be, governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities.

         2. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Five-Year Secured Notes and related guarantees, the New Two-Year Unsecured Notes and related guarantees, the New Seven-Year Unsecured Notes and related guarantees, the New Unsecured Subordinated Convertible Notes and related guarantees, the New Common Stock, the New Warrants and interests in the Liquidating Trust pursuant to the Plan in respect of Claims (including without limitation Claims under the Rose Hills Put/Call Agreement and Claims under the emergence bonus provisions of the Debtors' Key Employee Retention Program) or Interests are, and will be, exempt from section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security. In addition, pursuant to section 1145(a)(2) of the Bankruptcy Code, the offering, issuance and distribution of New Common Stock upon the conversion of New Unsecured Subordinated Convertible Notes pursuant to the New Unsecured Subordinated Convertible Notes Indenture and the offering, issuance and distribution of New Common Stock upon the exercise of New Warrants pursuant to the New Warrant Agreement will be exempt from section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

         3. Pursuant to, and to the fullest extent permitted under, section 1145 of the Bankruptcy Code, the resale of any security referenced in Section II.C.2 of this Confirmation Order will be exempt from section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

         D.       EXEMPTIONS FROM TAXATION.

                  Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants, interests in the Liquidating Trust and any other securities issuable pursuant to the Plan; (2) the creation, modification, assignment, consolidation, filing or recording of any mortgage, deed of trust, lien, security agreement, financing statement, release or similar instrument; (3) the securing of additional indebtedness by such means or by other means or the additional securing of existing indebtedness by such means or by other means; (4) the creation, modification, assignment, delivery, filing or recording of any lease or sublease; or (5) the creation, modification, assignment, delivery, filing or recording of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including the Exit Financing Revolving Credit Facility, the Exit Financing Term Loan, the New Tax Sharing Agreement and any other agreements or certificates of merger, consolidation, dissolution or liquidation, deeds, bills of sale, assignments or other instruments of transfer executed in connection with the Plan, this Confirmation Order, the Restructuring Transactions or any transactions arising out of, contemplated by or in any way related to the foregoing, whether occurring on or after the Effective Date, shall not be subject to any stamp tax or similar tax, and the appropriate state or local governmental officials or agents are hereby directed to forego the collection of any such tax and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax.

         E.       COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE.

                  As set forth in Section I.B above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         F. APPROVAL OF THE SETTLEMENTS AND RELEASES PROVIDED UNDER THE PLAN AND CERTAIN OTHER MATTERS.

                  1. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, waivers, discharges and injunctions set forth in the Plan, including Sections IV.E, IV.F (except for Section IV.F.6.b, which the Bankruptcy Court declined to approve for the reasons stated on the record at the Confirmation Hearing), XI.A, XI.B and XI.C of the Plan, are approved as integral parts of the Plan and are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests; are approved as fair, equitable and reasonable, pursuant to, among other authorities, section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a); and are effective and binding in accordance with their terms.

                  2. In approving the settlements, compromises, releases, waivers, discharges and injunctions of and from such potential claims, as described above, the Bankruptcy Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these settlements, compromises, releases, waivers, discharges and injunctions; (c) the lack of objections by any creditor or party in interest to the settlements, compromises, releases, waivers, discharges and injunctions, other than those Objections that have been addressed by the Modifications and the terms of this Confirmation Order, and the acceptance of the Plan by an overwhelming majority of the holders of Claims, as set forth in the Voting Affidavit; and (d) that the Plan, which gives effect to the settlements, compromises, releases, waivers, discharges and injunctions, is the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee and other parties in interest. See Protective Comm. Stockholders of TMT Trailer Ferry Inc.
v. Anderson, 390 U.S. 414, 424 (1968) (citing factors such as those set forth above to be evaluated by courts in determining whether a settlement as a whole is fair and equitable); accord Myers v. Martin (In re Martin), 91 F.3d 389, 394 (3d Cir. 1996) (setting forth similar factors to be considered in evaluating the reasonableness of a settlement).

         G.       THE CTA SETTLEMENT.

                  1. The CTA Settlement meets the standards set forth in Bankruptcy Rule 9019. It is a fair and reasonable resolution of the issues and claims it addresses, and is in the best interests of the Debtors' estates.

                  2. The releases of claims against the CTA Trustee and State Street that would entitle them to a claim for indemnification against the Debtors represent an integral part of the settlement and are enforceable. (Plan
Section IV.F.3.e and f.) No party has objected to these releases.

                  3. The releases of claims against the Indenture Trustees represent an integral part of the settlement and are enforceable. (Plan Section IV.F.3.b). No party has objected to these releases.

                  4. The $3,000,000 Eligible Group III Proceedings Fee Fund is an integral part of the CTA Settlement and is appropriate.

         H. AGREEMENTS AND OTHER DOCUMENTS.

                  The Debtors have disclosed all material facts regarding (i) all contracts, instruments, releases and other agreements and documents relating to the Restructuring Transactions, including the Subsidiary Restructuring Transactions and the Reinvestment

Transactions, and the dissolution of LGCLP; (ii) the amended and restated certificate of incorporation and bylaws or similar consistent documents of each Reorganized Debtor; (iii) the employment and indemnification agreements and benefit plans described on Exhibit IV.C.3 to the Plan, including the Equity Incentive Plan, and all other contracts, instruments, agreements and documents to be executed and delivered or adopted by any Reorganized Debtor in connection with any of them; (iv) the New Five-Year Secured Notes Indenture, the New Two-Year Unsecured Notes Indenture, the New Seven-Year Unsecured Notes Indenture, the New Unsecured Subordinated Convertible Notes Indenture, the New Warrant Agreement, the Liquidating Trust Agreement, the New Registration Rights Agreements and all other contracts, instruments, agreements and documents to be executed and delivered by any Reorganized Debtor in connection with any of them;
(v) the Exit Financing Revolving Credit Facility and the Exit Financing Term Loan and all other contracts, instruments, agreements and documents to be executed and delivered by any Reorganized Debtor in connection with either of them; (vi) all contracts, instruments, releases and other agreements and documents relating to the Blackstone Settlement; and (vii) the New Tax Sharing Agreement (collectively, "Plan Documents"). Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state (collectively, the "State Reorganization Effectuation Statutes"), as applicable, no action of the respective directors or stockholders of any Reorganized Debtor will be required to authorize such Reorganized Debtor to enter into, execute and deliver, adopt or amend, as the case may be, the Plan Documents, and following the Effective Date, each of the Plan Documents will be a legal, valid and binding obligation of such Reorganized Debtors as are parties thereto, enforceable against such Reorganized Debtors in accordance with the respective terms thereof (subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles).

         I. ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND REJECTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Each pre- or post-Confirmation assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to Sections V.A and V.C of the Plan, including any pre- or post-Confirmation assumption, assumption and assignment or rejection effectuated as a result of any amendment to Exhibit V.A.1 or V.C to the Plan, as contemplated by Sections V.A.1 and V.C of the Plan, shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all nondebtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

III.     ORDER.

                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

         A.       CONFIRMATION OF THE PLAN.

                  The Plan is confirmed in each and every respect, other than Sections IV.F.6.b and IX.A.5 of the Plan (which the Bankruptcy Court declined to approve for the reasons stated on the record at the Confirmation Hearing), pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing are either resolved on the terms set forth herein or overruled.

         B.       EFFECTS OF CONFIRMATION.

                  1.       BINDING NATURE OF PLAN TERMS.

                  Notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the
Plan), any and all nondebtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described in Sections II.F and II.G above and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

                  2.       CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS.

                  Except as otherwise provided in the Plan (and subject to the provisions regarding Restructuring Transactions in Section IV.B of the Plan), each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor is authorized to (a) operate its businesses; (b) use, acquire and dispose of property; and (c) compromise or settle any Claims or Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Without limiting the foregoing, each Reorganized

Debtor is authorized to pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

                  3. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER DOCUMENTATION.

                  Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Plan, on the Effective Date and immediately following the applicable distributions made pursuant to Article III of the Plan, the CTA, the BMO Revolving Credit Facility, the MEIP Credit Facility, the Public Notes, the Prepetition Indentures, the Series D Notes, the Series E Notes, the Prepetition Note Agreements and the O'Keefe Notes and any guaranties or other obligations in respect thereof will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor, and any and all collateral in respect thereof will be released. Upon such cancellation, the CTA Trustee will turn over to Reorganized LGII or as otherwise directed by Reorganized LGII any collateral held by the CTA Trustee under the CTA. Immediately thereafter, the LGII Old Stock, the Old Stock of the Non-Ownership Regulated Debtors owned by any person or entity other than a Loewen Company and the MIPS and other partnership interests of LGCLP shall be deemed canceled and of no further force without any further action on the part of any Debtor or Reorganized Debtor. Notwithstanding the foregoing: (a) the applicable provisions of the Prepetition Indentures shall continue in effect (i) solely for the purposes of permitting the respective Indenture Trustee to make the distributions to holders of the Public Notes as contemplated by Section VI.B of the Plan, as modified, (ii) to the extent such provisions provide that a court may require in any suit against any Indenture Trustee an undertaking by a party litigant in such suit to pay costs of such suit or that a court may assess reasonable costs, including reasonable attorneys' fees, against a party litigant and (iii) to the extent provided in Section IV.F.3.d of the Plan; and (b) the reimbursement and indemnification provisions contained in Section 11.8 of the BMO Revolving Credit Facility and
Section 7.05 of the MEIP Credit Facility shall continue in effect and shall not be canceled. Notwithstanding anything in the Plan to the contrary, including without limitation the reservation of certain third-party claims in Section IV.F.6 of the Plan, from and after the cancellation of the Prepetition Indentures on the Effective Date, the Indenture Trustees shall have no right, duty or obligation, contractual or otherwise, to initiate, continue or otherwise pursue any claims, demands, rights, causes of action or liabilities in respect of the CTA or the CTA Note Claims or the status thereof under the CTA, including without limitation any such claims, demands, rights, causes of action or liabilities that any Indenture Trustee may have against any of the Tolling Parties. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent pursuant to, and to the extent required by, Section VI.J of the Plan.

                  4.       RELEASE OF LIENS.

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns. Notwithstanding any provision of the Plan other than Section III.C.18 and Section III.C.19, lien rights, if any, of the CTA Trustee and State Street arising under or in respect to the CTA or a Prepetition Indenture, respectively, will be fully released and discharged on the Effective Date. As of the Effective Date, the Reorganized Debtors shall be authorized to file on behalf of creditors Form UCC-3s or such other form or forms as are necessary to effect the provisions of
Section IV.M of the Plan.

         C.       CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.

                  1.       BAR DATES FOR ADMINISTRATIVE CLAIMS.

                           a.       GENERAL BAR DATE PROVISIONS.

                  Except as otherwise provided in Sections III.A.1.f, III.E and III.F of the Plan and Section III.C.1.b below, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in this Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (i) 90 days after the Effective Date or (ii) 60 days after the Filing of the applicable request for payment of Administrative Claims.

                           b.       BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS.

                                    i.       PROFESSIONAL COMPENSATION.

                  Professionals or other entities asserting a Fee Claim (other than under Section III.E or Section III.F of the Plan) for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities that are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 90 days after the Effective Date or (B) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered orders of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                                    ii.      ORDINARY COURSE LIABILITIES.

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.F of the Plan, including the Rose Hill Put/Call Agreement, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section III.A.1.c of the Plan.

         2.       BAR DATE FOR REJECTION DAMAGES CLAIMS AND RELATED PROCEDURES.

                  a. Pursuant to the Bankruptcy Court's Order (A) Establishing Procedures Relating to the Proposed Assumption, Assumption and Assignment and Rejection of Executory Contracts and Unexpired Leases Pursuant to the Debtors' Plan of Reorganization and (B) Approving the Form and Manner of Notice Thereof, dated November 2, 2001 (the "Executory Contract and Unexpired Lease Procedures Order"), and notwithstanding anything in the Bar Date Order or any other order of the Bankruptcy Court to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C of the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.2 of the Plan) by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is filed: (i) with respect to a proposed rejection to which a Rejection Objection (as such term is defined in the Executory Contract and Unexpired Lease Procedures Order) is not filed, no later than (A) 30 days after the Effective Date or (B) if Exhibit V.C of the Plan is amended after the Effective Date to provide for the rejection of the Executory Contract or Unexpired Lease, 30 days after the Debtors or Reorganized Debtors serve notice of that amendment; or (ii) with respect to a proposed rejection that is approved by the Bankruptcy Court after a Rejection Objection is filed, 30 days after the entry of an order approving the rejection. Such rejection damages Claims shall be filed with the Debtors' claims and noticing agent, Logan & Company, Inc., by sending the executed proof of claim by mail, overnight delivery or hand delivery to 546 Valley Road, Upper Montclair, New Jersey 07043 (Attn: Loewen Group Claims Processing Center) so that the proof of claim is actually received on or before the applicable bar date.

                  b. The Debtors or the Reorganized Debtors shall provide written notice to each nondebtor party whose Executory Contract or Unexpired Lease is being rejected pursuant to the Plan of such proposed rejection in accordance with the procedures established in the Executory Contract and Unexpired Lease Procedures Order.

         3.       SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEES' CLAIMS.

                  The provisions relating to the allowance and payment of the Indenture Trustees' Claims contained in Section III.E of the Plan are approved in all respects. Any charging lien held by the Indenture Trustees shall be released as of the Effective Date and shall attach solely to the cash placed in the segregated account established pursuant to Section III.E.3 of the Plan until the funds in that account are distributed in accordance with Section III.E of the Plan. Distributions received by holders of Allowed Claims in Classes 5, 6, 7, 9 and 19 pursuant to the Plan shall not be reduced on account of the payment of the Indenture Trustees' Claims pursuant to Section III.E of the Plan.

         4.       PROVISIONS REGARDING RESERVE AMOUNTS.

                  a. The following motions of the CTA Trustee and State Street shall be resolved pursuant to the terms of this Section III.C.4:

                           i. Bankers Trust Company's Motion for Reserves for Indemnity and Fees and Expenses (D.I.
                                    8115); and

                           ii. Motion of State Street Bank and Trust Company for Determination of the Series Reserve Amounts in Connection With the Debtors' Proposed Fourth Amended Joint Plan of Reorganization and Pursuant to 11 U.S.C. Sections 105(a), 364(d) and 1123(a)(3) (D.I.
                                    8215).

                  b. The CTA Trustee Reserve Amount shall consist of: (i) for fees and expenses incurred on or prior to the Effective Date, the lesser of $2,660,000 or the amount of fees and expenses actually incurred; and (ii) $2,500,000 for fees and expenses that may be incurred after the Effective Date.

                  c. The Series Reserve Amounts shall, in the aggregate, consist of: (i) for fees and expenses incurred on or prior to the Effective Date, the lesser of $2,000,000 or the amount of fees and expenses actually incurred; and
(ii) $3,500,000 for fees and expenses that may be incurred after the Effective Date. The respective Series Reserve Amounts shall be determined in accordance with the procedures stated on the record at the Confirmation Hearing.

         5. STANDING WITH RESPECT TO CLAIMS OF CTA TRUSTEE AND STATE STREET AND CLASS 11 SHORTFALL RESERVE.

         Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, each of the Principal CTA Creditors: (a) shall have standing to object to the nature, treatment and amount of any Claims asserted by the CTA Trustee and State Street, respectively, under Classes 22 and 23 of the Plan; and
(b) shall receive notice of, and have standing with respect to, any motion of the Reorganized Debtors for authority to issue New Common Stock from the Class 11 Shortfall Reserve to be established pursuant to Section IV.D.1 of the Plan, as modified.

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

                  1.       RESTRUCTURING TRANSACTIONS.

                           a. As of the Effective Date, pursuant to the State
Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the Debtors and Reorganized Debtors are authorized to effectuate the following transactions, all as contemplated by
Section IV.B of the Plan and in accordance with the applicable terms of the Plan, the applicable Exhibits to the Plan and this Confirmation Order and all without further action by the Bankruptcy Court or the directors or stockholders of any of the Debtors or Reorganized Debtors: (i) the Subsidiary Restructuring Transactions; (ii) the Reinvestment Transactions and, following the Reinvestment Transactions, the transfer by LGII of substantially all of its assets (other than its ownership interests in Loewen Companies) to a wholly owned Delaware subsidiary of LGII; and (iii) the dissolution of LGCLP.

                           b. The Debtors and/or Reorganized Debtors, as
appropriate, are authorized to take such actions as any of the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, any Vice President or the Secretary of the applicable Debtor or Reorganized Debtor (collectively, the "Responsible Officers") may determine are necessary or appropriate to effect the transactions contemplated by Section III.D.1.a of this Confirmation Order, including without limitation the execution and delivery of appropriate contracts, instruments or other agreements or documents (collectively, the "Restructuring Documents") and the making of such filings in connection therewith as may be required under appropriate provisions of applicable state business corporation law or other applicable law.

                           c. Each of the Responsible Officers and any Assistant
Secretary of each Debtor or Reorganized Debtor are authorized to execute, deliver, file and have recorded the Restructuring Documents and to take such other actions on behalf of such Debtor or Reorganized Debtor as such person may determine to be required under appropriate provisions of applicable state business corporation laws or any other applicable law in connection with transactions contemplated by Section III.D.1.a of this Confirmation Order, and the Secretary and any Assistant Secretary of each Debtor or Reorganized Debtor are authorized to certify or attest to any of the foregoing actions. The execution of any such Restructuring Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.

                           d. Each federal, state and local governmental agency
or department is authorized and directed to accept the filing of any Restructuring Document. This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

         2.       AMENDMENT AND RESTATEMENT OF CERTIFICATES OF INCORPORATION AND
                  BYLAWS.

                  a. As of the Effective Date, pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, (i) Reorganized LGII is authorized and directed to amend and restate its certificate of incorporation and bylaws substantially in the forms of Exhibits IV.C.1.a(i) and IV.C.1.a(ii), respectively, to the Plan and (ii) each Reorganized Loewen Subsidiary Debtor is authorized and directed to amend and restate its certificate of incorporation, bylaws or similar constituent documents substantially in the forms of Exhibits IV.C.1.b(i) and IV.C.1.b(ii), respectively, to the Plan, all as contemplated by
Section IV.C.1 of the Plan and in accordance with the applicable terms of the Plan, the applicable Exhibits to the Plan and this Confirmation Order and all without further action by the Bankruptcy Court or the directors or stockholders of any of the Debtors or Reorganized Debtors. (The amendments and restatements of certificate of incorporation, bylaws or similar constituent documents contemplated by this Section III.D.2.a shall be collectively referred to herein as the "Governance Documents.")

                  b. The Reorganized Debtors are authorized to cause to be filed with the Secretary of State or other applicable state or local official Governance Documents and to take such other actions as any of the Responsible Officers of the applicable Reorganized Debtor may determine are necessary or appropriate to effect the amendments and restatements contemplated by Section III.D.2.a of this Confirmation Order.

                  c. Each of the Responsible Officers and any Assistant Secretary of each Reorganized Debtor are authorized to execute, deliver, file and have recorded the

Governance Documents and to take such other actions on behalf as such person may determine to be required under appropriate provisions of applicable state business corporation laws or any other applicable law in connection with the amendments and restatements contemplated by Section III.D.2.a of this Confirmation Order, and the Secretary and any Assistant Secretary of each Reorganized Debtor are authorized to certify or attest to any of the foregoing actions. The execution of any such Governance Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.

                  d. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document. This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

                  e. After the Effective Date, each Reorganized Debtor is authorized to amend or restate its certificate of incorporation, bylaws or similar constituent documents as permitted by applicable state business corporation laws or other applicable laws and by such certificate of incorporation, bylaws or other similar constituent document.

         3. DIRECTORS AND OFFICERS; EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS.

                  a.       DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS.

                           i. The appointment of the initial directors and
officers of each of the Reorganized Debtors, as set forth in Exhibit IV.C.2 to the Plan, as of and immediately following the Effective Date is approved.

                           ii. Each such director and officer shall serve from
and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and bylaws or similar constituent documents of the applicable Reorganized Debtor and applicable state law. The initial term for each director shall be as set forth on Exhibit IV.C.2 to the Plan in accordance with the provisions of the Reorganized Debtors' respective certificates of incorporation and bylaws or similar constituent documents.

                  b. APPROVAL OF NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION, AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS.

         Pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable business corporation laws and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors or stockholders of any Reorganized Debtor and without limiting the power or authority of the Reorganized Debtor following the Effective Date to take any and all such actions as may be permitted or required by applicable non-bankruptcy law: (i) as of the Effective Date, TLGI is authorized to assign to a wholly owned Canadian subsidiary of TLGI, and such subsidiary will assume and perform the obligations of TLGI under, the employment agreements of John S. Lacey and Paul A. Houston and such agreements will be modified as provided in Section IV.C.3 of the Plan and described in the Disclosure Statement; (ii) as of the Effective Date, Reorganized LGII is authorized to, directly or indirectly through a wholly owned Canadian subsidiary, enter into employment agreements with Kenneth A. Sloan, Bradley D. Stam, Gordon Orlikow and James Arthurs, in each case on substantially the terms described in the Disclosure Statement; (iii) as of the Effective Date, Reorganized LGII is authorized to enter into indemnification agreements with each of its directors and each of Messrs. Lacey, Houston, Sloan, Stam, Orlikow and Arthurs; (iv) as of the Effective Date, Reorganized LGII is authorized to adopt the Equity

Incentive Plan, such plan to have substantially the terms described in the Disclosure Statement, and to make initial grants thereunder as contemplated by
Exhibit IV.C.3 to the Plan and described in the Disclosure Statement; (v) as of the Effective Date, Reorganized LGII is authorized to adopt a Director Compensation Plan, such plan to have substantially the terms described in
Exhibit IV.C.3 to the Plan and the Disclosure Statement; (vi) as of the Effective Date, each Reorganized Debtor is authorized to adopt a Reserve Account Release Program, such program to have substantially the terms described in
Exhibit IV.C.3 to the Plan and the Disclosure Statement; and (vii) as of the Effective Date, subject to the requirements of section 1114 of the Bankruptcy Code, the Reorganized Debtors are authorized to maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements and plans (including the savings plans, health and welfare benefit plans and the Key Employee Retention Program described in Exhibit IV.C.3 to the Plan and the Disclosure Statement) with and for their active directors, officers and employees and enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements and plans with and for active and retired employees and take any and all such actions as may be necessary or appropriate to perform and effectuate such agreements and plans and otherwise make available the benefits contemplated by such agreements and plans.

         4.       APPROVAL OF AGREEMENTS RELATED TO PLAN DISTRIBUTIONS.

                  a. As of the Effective Date, pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation laws and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors or stockholders of any Reorganized Debtor, each Reorganized Debtor, as applicable, is authorized and directed, to execute, deliver and perform its obligations under the New Five-Year Secured Notes Indenture, the New Two-Year Unsecured Notes Indenture, the New Seven-Year Unsecured Notes Indenture, the New Unsecured Subordinated

Convertible Notes Indenture, the New Warrant Agreement, the Liquidating Trust Agreement and the New Registration Rights Agreements and to take all such other actions and execute, deliver, record and file all such other contracts, instruments or other agreements or documents as any of the Responsible Officers may determine are necessary or appropriate in connection with the issuance and distribution of the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock and the New Warrants and interests in the Liquidating Trust under the Plan.

                  b. The New Five-Year Secured Notes Indenture, the New Two-Year Unsecured Notes Indenture, the New Seven-Year Unsecured Notes Indenture, the New Unsecured Subordinated Convertible Notes Indenture, the New Warrant Agreement, the Liquidating Trust Agreement and the New Registration Rights Agreements, as in effect on the Effective Date, shall be substantially in the respective forms thereof filed as Exhibits to the Plan.

         5.       APPROVAL OF EXIT FINANCING.

                  a. As of the Effective Date, pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation law and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors or stockholders of any Reorganized Debtor, each Reorganized Debtor is authorized to take all such actions and execute, deliver, record and file all contracts, instruments or other agreements or documents as any of its Responsible Officers may determine are necessary or appropriate in connection with the Exit Financing Revolving Credit Facility.

                  b. The Exit Financing Revolving Credit Facility shall be substantially on the terms of the commitment letter (the "Commitment Letter") set forth in amended Exhibit I.A.69 to the Plan. The Debtors are expressly authorized to enter into and perform their obligations, including, without limitation, the payment of the commitment fee and the supplemental deposit, under the Commitment Letter. The reasonable out-of-pocket costs and expenses incurred by The CIT Group/Business Credit, Inc. ("CIT") in connection with the Exit Financing Revolving Credit Facility and CIT's due diligence with respect thereto shall constitute administrative expenses under section 503(b) of the Bankruptcy Code.

         6.       IMPLEMENTATION OF THE BLACKSTONE SETTLEMENT.

                  a. On the Effective Date, pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation laws and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors or stockholder of any Reorganized Debtor, each Reorganized Debtor is authorized to take all such action and execute, deliver, record and file all such contracts, instruments and other agreements or documents as any of its Responsible Officers may determine are necessary or appropriate in connection with the consummation of the Blackstone Settlement, including without limitation, issuing to Blackstone and to RHI the New Unsecured Subordinated Convertible Notes in an original principal amount equal to the New Unsecured Subordinated Convertible Note Principal Amount and 379,449 shares of New Common Stock in accordance with the terms of the Blackstone Settlement Agreement.

                  b. The Blackstone Settlement shall be substantially on the terms set forth in the Blackstone Settlement Agreement attached as Exhibit I.A.18 to the Plan.

         7.       IMPLEMENTATION OF THE NEW TAX SHARING AGREEMENT.

                  a. As of the Effective Date, pursuant to the State Reorganization Effectuation Statutes, as applicable, and other appropriate provisions of applicable state business corporation laws and section 1142(b) of the Bankruptcy Code, without further action by the Bankruptcy Court or the directors or stockholders of any Reorganized Debtor, each Reorganized Debtor is authorized and directed to execute, deliver and perform its obligations under the New Tax Sharing Agreement.

                  b. The New Tax Sharing Agreement, as in effect on the Effective Date, shall be substantially in the form thereof filed as an Exhibit to the Plan.

         8. APPROVAL AND IMPLEMENTATION OF CTA SETTLEMENT AND DISMISSAL OF RELATED ACTIONS WITH PREJUDICE.

                  a. Except for Sections IV.F.6.b and IX.A.5 of the Plan (which the Bankruptcy Court declined to approve for the reasons stated on the record at the Confirmation Hearing), the CTA Settlement, including, without limitation, the settlement of the CTA Issue, the other matters that are the subject of Adversary Proceeding No. 00-01181 and the other matters relating to the CTA Note Claims embodied in the Plan, is hereby approved in all respects pursuant to Bankruptcy Rule 9019.

                  b. As of the Effective Date, all claims in Adversary Proceeding No. 00-01181, and the adversary proceedings identified below (being the adversary proceedings identified on Exhibit IX.B.8 of the Plan), shall be deemed dismissed with prejudice.

         i. Official Committee of Unsecured Creditors vs. Loewen Luxembourg (No. 1) S.A., Adv. Pro. No. A-01-4079.

         ii. Official Committee of Unsecured Creditors vs. Loewen Luxembourg (No. 2) S.A., Adv. Pro. No. A-01-4078.

         iii. Loewen Group International, Inc. and The Loewen Group Inc. vs. Harris Trust and Savings Bank; State Street Bank and Trust Company; HSBC Bank USA; U.S. Bank, N.A.; Bank One Trust Company, N.A.; and Does 1-1000, Adv. Pro. No. A-01-4103.

         iv. Loewen Group International, Inc., The Loewen Group Inc., Riemann Holdings, Inc. and Wright & Ferguson Funeral Home vs. Teachers Insurance and Annuity Association of America, Adv. Pro. No. A-01-4102.

         v. Loewen Group International, Inc. and The Loewen Group Inc. vs. Pacific Life Insurance Company (f.k.a. Pacific Mutual Life Insurance Company), Adv. Pro. No. A-01-4101.

         vi. Loewen Group International, Inc. and The Loewen Group Inc. vs. The Union Central Life Insurance Company, Adv. Pro. No. A-01-4098.

         vii. Loewen Group International, Inc., The Loewen Group Inc. and Loewen Management Investment Corporation vs. Wachovia Bank, N.A. (f.k.a. Wachovia Bank of Georgia, N.A.) and Does 1-100, Adv. Pro. No. A-01-4095.

         viii. Loewen Group International, Inc. and The Loewen Group Inc. vs. Guarantee Mutual Life Insurance Company (a.k.a. Guarantee Life Insurance Company), Adv. Pro. No. A-01-4091.

         ix. Loewen Group International, Inc. and The Loewen Group Inc. vs. The Manhattan Life Insurance Company, n.k.a. Carillon Advisors, Inc., Adv. Pro. No. A-01-4092.

         x. Loewen Group International, Inc. and The Loewen Group Inc. vs. General American Life Insurance Company, Adv. Pro. No. A-01-4090.

         xi. Loewen Group International, Inc. and The Loewen Group Inc. vs. Bank of Montreal and Does 1-100, Adv. Pro. No. A-01-4088.

                  c. Without further action by the Bankruptcy Court, the Reorganized Debtors are authorized to comply with the obligations with respect to Eligible Group III Proceedings under Section III.I of the Plan.

         9.       IMPLEMENTATION OF LIQUIDATING TRUST.

                  Without further action by the Bankruptcy Court, the Reorganized Debtors are authorized to take any and all actions as may be necessary or appropriate to establish the Liquidating Trust, including: (a) the execution and delivery of the Liquidating Trust Agreement; and (b) the transfer to the Liquidating Trust of the Liquidating Trust Assets, which transfer shall occur immediately following completion of the Reinvestment Transactions.

         10. APPROVAL OF EXECUTORY CONTRACT AND UNEXPIRED LEASE PROVISIONS AND RELATED PROCEDURES.

                  a. Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article V of the Plan are specifically approved. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume, or assume and assign, as indicated, each of the Executory Contracts and Unexpired Leases including the Rose Hills Put/Call Agreement and those listed on Exhibit V.A.1 to the Plan, but excluding those listed on Exhibit V.C to the Plan; provided, however, that the Debtors or Reorganized Debtors reserve the right, at any time through and including 90 days after the Effective Date, to amend Exhibit V.A.1 to the Plan to: (i) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C of the Plan, or (ii) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section V.A. of the Plan. The Debtors or the Reorganized Debtors shall provide notice of any amendments to Exhibit V.A.1 to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and, if prior to the Effective Date, to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors'

Committee). Listing a contract or lease on Exhibit V.A.1 to the Plan shall not constitute an admission by a Debtor or Reorganized Debtor that a Debtor or Reorganized Debtor has any liability thereunder or that such contract or lease is executory.

                  b. Each (a) Real Property Executory Contract and Unexpired Lease and (b) Executory Contract or Unexpired Lease assumed under Section V.A of the Plan will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1 to the Plan, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C of the Plan and is listed on Exhibit V.C to the Plan.

                  c. Any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.150 and V.A.2 of the Plan) to be held by any Debtor or another surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, shall be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date (irrespective of when the applicable Restructuring Transaction is effected). Nothing in Section V.A.3 of the Plan shall restrict, modify or otherwise limit the Debtors' or Reorganized Debtors' right to amend Exhibit V.A.1 or V.C in accordance with Sections V.A.1 and V.C of the Plan, respectively.

                  d. This Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and assumptions and assignments described in Sections V.A and V.E of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the

Effective Date. The Executory Contract and Unexpired Lease Procedures Order shall govern the procedures for: (i) providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan; (ii) determination of the amount of the Cure Amount Claim, if any, that would be payable in connection with any such assumption or assumption and assignment; and (iii) objections by contract parties to the assumption or assumption and assignment of the applicable contract or lease or the amount of the Debtors' or Reorganized Debtors' proposed Cure Amount Claim.

                  e. To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (i) by payment of the Cure Amount Claim in cash on the Effective Date; (ii) after the Effective Date, as soon as practicable after the amendment to Exhibit V.A.1 to the Plan, as applicable, providing for the assumption or the assumption and assignment of the Executory Contract or Unexpired Lease; or (iii) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding (A) the amount of any Cure Amount Claim,
(B) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (C) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the dispute shall be resolved pursuant to the procedures set forth in the Executory Contract and Unexpired Lease Procedures Order, and the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (I) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (II) through an intercompany account balance in lieu of payment in cash.

                  f. On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A or V.E of the Plan (including any related agreements assumed pursuant to Sections I.A.150 and V.A.2 of the Plan), each Executory Contract and Unexpired Lease listed on Exhibit V.C to the Plan that has not previously expired or terminated pursuant to its own terms shall be rejected pursuant to section 365 of the Bankruptcy Code; provided, however, that the Debtors or Reorganized Debtors reserve the right, at any time through and including 90 days after the Effective Date, to amend Exhibit V.C to the Plan to: (1) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its assumption or assumption and assignment pursuant to Section V.A of the Plan; or (2) add any Executory Contract or Unexpired Lease thereto, thus providing for its rejection pursuant to Section V.C of the Plan. The Debtors or Reorganized Debtors shall provide notice of any amendments to Exhibit V.C to the Plan to the parties to the Executory Contracts and Unexpired Leases affected thereby and, if prior to the Effective Date, to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Listing a contract or lease on Exhibit V.C to the Plan shall not constitute an admission by a Debtor or Reorganized Debtor that a Debtor or Reorganized Debtor has any liability thereunder or that such contract or lease is executory. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

                  g. The Executory Contract and Unexpired Lease Procedures Order and Section III.C.2 of this Confirmation Order shall govern (i) the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being rejected pursuant to the Plan, (ii) the procedures for objections by contract parties to the rejection of the applicable contract or lease and (iii) the procedures and bar date for asserting a damages claim in respect of the rejection.

                  h. Subject to the provisions of Section III.D.10.i below, the obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees as of December 31, 2000 by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, are deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, to the extent that the provision of such indemnification is authorized by the certificate of incorporation or similar constituent document of the applicable Reorganized Debtor. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                  i. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of December 31, 2000, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of this Confirmation Order and the Executory Contract and Unexpired Lease Procedures Order.

                  j. As of the Effective Date and as part of the Reinvestment Transaction, TLGI will assume and assign to Reorganized LGII the NAFTA Contingency Fee Agreement and the NAFTA Arbitration Agreement.

         11.      DISTRIBUTION RECORD DATE.

                  a. The Distribution Record Date shall be the Confirmation
Date.

                  b. A Disbursing Agent shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein and in the Plan to recognize and make distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

                  c. As of the close of business on the Distribution Record Date, the respective transfer registers for the Public Notes, as maintained by the Debtors or the Indenture Trustee, shall be closed. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Public Note Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those holders of Public Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

                  d. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date shall be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

         12. APPLICATION OF SECTION 525 OF THE BANKRUPTCY CODE TO THE REORGANIZED DEBTORS.

                  Pursuant to section 525(a) of the Bankruptcy Code, no governmental unit may deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to or discriminate with respect to such a grant against any of the Reorganized Debtors or any of their respective affiliates, directors, officers, employees, agents, successors and assigns because of the filing of the Reorganization Cases.

         E.       ACTIONS IN FURTHERANCE OF THE PLAN.

                  The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, instruments, releases and other agreements specifically granted in this Confirmation Order, each of the Debtors and the Reorganized Debtors is authorized and empowered, without further action in the Bankruptcy Court or its directors or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby. Pursuant to section 1142 of the Bankruptcy Code and the State Reorganization Effectuation Statutes, no action of the directors or stockholders of any Debtor or Reorganized Debtor shall be required for such Debtor or Reorganized Debtor to enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan and, following the Effective Date, each of such contracts, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles. Shares of New Common Stock issued pursuant to the Plan, including upon conversion of the New Unsecured Subordinated Convertible Notes and exercise of the New Warrants, shall, upon issuance, be duly authorized, validly issued and fully paid and nonassessable shares of New Common Stock of Reorganized LGII. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such Responsible Officer may determine are necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and the transactions contemplated thereby or hereby, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Section III.E shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate and/or further evidence the terms and conditions of the Plan, this Confirmation Order or the transactions contemplated thereby or hereby. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized Debtor.

         F.       RELEASES AND INDEMNIFICATION.

                  The releases and indemnification obligations contained in
Section IV.F of the Plan, as modified, are approved in all respects (the Bankruptcy Code declined to approve Section IV.F.6.b of the Plan for the reasons stated on the record at the Confirmation Hearing), are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further act or order.

         G.       RESOLUTION OF CERTAIN OBJECTIONS TO CONFIRMATION.

                  Certain of the Objections to Confirmation are hereby resolved on the terms and subject to the conditions set forth below. The compromises and settlements contemplated by each resolution to an Objection are fair, equitable and reasonable, are in the best interests of the Debtors and their respective Estates and creditors and are expressly approved pursuant to Bankruptcy Rule 9019.

                  1. The Objections to Confirmation of the following parties are hereby deemed withdrawn with prejudice:

                           a. Alger Group L.L.C., Meadco L.L.C. and Siena Group L.L.C.;

                           b.       Cemex, Inc.;

                           c.       Thomas F. Glodek;

                           d.       Missouri Department of Revenue;

                           e. County of Denton, City of Pilot Point, Pilot Point I.S.D., Santa Fe I.S.D., County of Guadalupe, Cleveland I.S.D., Midway I.S.D. and County of Taylor;

                           f.       John W. Harvey and Barbara T. Harvey; and

                           g.       Les Harper.

                  2. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, any Allowed Secured Claim held by John G. Smith and Betty
S. Smith (collectively, the "Smiths") against Debtor Burris Funeral Home, Inc. shall receive the treatment provided by the Bankruptcy Court's Order Authorizing
(A) the Sale by Debtor DMA Corporation and Certain Other Debtors of Property Free and Clear of All Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto Pursuant to Sections 363 and 365 of the Bankruptcy Code dated June 15, 2001 (D.I. 7233).

                  3. Debtor Evangeline Funeral Home, Inc. ("Evangeline"), pursuant to Section III.B.2 of the Plan, shall be deemed to elect Option A (payment in full) treatment of any Allowed Class 4 Claim held by Lois Dugas Babineaux and Dalton L. Babineaux, Jr. (collectively, the "Babineauxs") against Evangeline. Any lien securing an Allowed Class 4 Claim held by the Babineauxs against Evangeline shall continue in force until such Allowed Claim is paid in full.

                  4. The Debtors, pursuant to Section III.B.2 of the Plan, shall be deemed to elect Option B (Reinstatement) treatment of any Allowed Class 4 Claim held by F. James Wylie, Jr. ("Wylie"). Any lien securing an Allowed Class 4 Claim held by Wylie against the Debtors shall continue in force until such Allowed Claim is paid in full.

                  5. Nothing in the Plan or this Confirmation Order shall affect the resolution of the following disputes between the Debtors and Mary Frances Hughes, which disputes shall proceed as scheduled in the appropriate forums where such disputes are currently pending or shall otherwise be ordered by the Bankruptcy Court to proceed: (a) Second Amended Proof of Claim of Mary Frances Hughes and Objection to Second Amended Proof of Claim of Mary Frances Hughes filed by the Debtors; (b) Motion for Turnover of Pre-Need Funeral Contracts and Objection to Motion for Turnover of Pre-Need Funeral Contracts; (c) Motion to Assume Share Purchase Agreement filed by Mary Frances Hughes; (d) Motion to Compel Compliance With Section 365(d)(3) and Objection to Motion to Compel Compliance With Section 365(d)(3); (e) assumption and assignment of leases under the terms of the Bankruptcy Court's Supplemental Order Authorizing (A) The Sale of Certain Property Free and Clear of all Liens, Claims and Encumbrances and (B) The Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto Pursuant to Sections 363 and 365 of the Bankruptcy Code (D.I. 7228) dated June 15, 2001; and (f) arbitration of the boundary dispute involving Crown Hill Memorial Park, Inc. and Mary Frances Hughes. Any and all Claims of Mary Frances Hughes against the Debtors that are finally allowed upon the completion or resolution of the foregoing proceedings, or appeals therefrom, shall be satisfied pursuant to the terms of the Plan. Furthermore, nothing in the Plan or this Confirmation Order shall constitute a release in the pending lawsuit between Mary Frances Hughes and Jones, Day, Reavis & Pogue.

                  6. Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, the payments of Allowed Priority Tax Claims held by the State of New York and the State of Tennessee shall commence on the first Quarterly Distribution Date or the date of allowance, whichever is later, and continue quarterly thereafter and shall accrue simple interest from the Effective Date at 8% per annum.

                  7. Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, unless otherwise agreed by the parties, the payments of the Allowed Priority Tax Claims held by the United States shall commence on the first Quarterly Distribution Date or the date of allowance, whichever is later, and continue quarterly thereafter and shall accrue compounded interest from the Effective Date at 8% per annum. Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, Confirmation of the Plan shall not affect the setoff rights, if any, of the United States under section 553 of the Bankruptcy Code and other applicable law.

                  8. The Objection to Confirmation of John and Barbara Monteith is resolved on the terms stated on the record at the Confirmation Hearing.

                  9. The Debtors, pursuant to Section III.B.2 of the Plan, shall irrevocably be deemed to elect Option A (payment in full) treatment of any Allowed Class 4 Claim held by William A. Trankle individually and on behalf of McHenry County Memorial Park and Windridge, Inc. ("Trankle"). Any lien securing an Allowed Class 4 Claim held by Trankle against the Debtors shall continue in full force and effect until such Allowed Claim is paid in full.

                  10. During the pendency of the adversary proceeding filed by the Debtors and currently pending before the Bankruptcy Court as Adversary Proceeding No. 01-4096-PJW (the "Preference Adversary"), subject to the Debtors' rights on the merits in the Preference Adversary, Continental Casualty Company, Transportation Insurance Company, Transcontinental Insurance Company, RSKCo Services, Inc. and their affiliates (collectively, the "CNA Companies" or "CNA") shall remain free to draw on their available collateral as and when permitted under the terms of the insurance policies or related agreements (collectively, the "CNA Agreements") among and between the Debtors and CNA. Nothing contained in the Plan or this Confirmation Order shall release or discharge any nondebtor parties from their obligations to CNA, if any, in respect of the cash collateral and letters of credit that have been provided to CNA to collateralize the Debtors' obligations under the CNA Agreements, or under any independent contracts or agreements between CNA and such nondebtor parties.

                  11. For the reasons stated on the record at the Confirmation Hearing, the Objections to Confirmation Filed by Bank One Trust Company, N.A. and The Trust Company of Bank of Montreal are deemed withdrawn with prejudice.

                  12. Nothing contained in the Plan or this Confirmation Order shall be deemed to discharge, void or otherwise affect the liens, if any, and the rights and remedies connected therewith, of Thomas E. Hoffmeyer, Bruce B. Dunn and Bruce W. Gorsline under those certain real property mortgages given by the Debtors on or about February 21, 1996.

         H.       DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS.

                  1. DISCHARGE OF CLAIMS AND SATISFACTION AND TERMINATION OF INTERESTS.

                           a. Except as provided in the Plan or in this
Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in this Confirmation Order, Confirmation shall, as of the Effective Date and immediately after cancellation of the TLGI Old Preferred Stock, TLGI Old Common Stock, and LGII Old Common Stock: (i) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of equity security holders in the Debtors.

                  b. In accordance with the foregoing, except as provided in the Plan or in this Confirmation Order, this Confirmation Order constitutes a judicial determination, as of the Effective Date and immediately after the cancellation of the TLGI Old Preferred Stock, the TLGI Old Common Stock and the LGII Old Common Stock and the issuance of the New Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         2.       INJUNCTIONS.

                  a. Except as provided in the Plan or this Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  b. As of the Effective Date, all entities that have held, currently hold or may hold any claims, demands, rights, causes of action or liabilities that are released, waived or discharged pursuant to the Plan, including pursuant to Section IV.F of the Plan, or this Confirmation Order, are permanently enjoined from taking any action against any released person or entity or its property on account of such released claims, demands, rights, causes of action or liabilities, including, without limitation: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any



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action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.

                  c. In the event an action, suit or proceeding is brought against a person or entity in respect to a claim, demand, right, cause of action, liability or other matter in respect to which such person or entity has been released, waived or discharged under the Plan, including Section IV.F of the Plan, or this Confirmation Order, the reasonable attorneys' fees and costs of such person or entity in successfully defending such action, suit or proceeding will be paid by the party or parties commencing such action, suit or proceeding and, as a condition to going forward with such action, suit or proceeding at the outset thereof, the party or parties commencing such action, suit or proceeding shall be required to provide adequate assurance of their capacity to make such payment of reasonable attorneys' fees and costs.

         3. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES.

                  a. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan are discharged and terminated, and all actions related to the enforcement of such subordination rights are permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests shall not be subject to payment to a beneficiary of such terminated



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subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                  b. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of this Confirmation Order constitutes the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and is fair, equitable and reasonable.

         I.       SUBSTANTIAL CONSUMMATION.

                  The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

         J.       RETENTION OF JURISDICTION.

                  Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in
Article XII of the Plan, which provisions are incorporated herein by reference; provided, however, that nothing in Article XII of the Plan shall be interpreted as providing for the Bankruptcy Court's retention of jurisdiction over the future assertion of Reserved CTA Claims by holders of CTA Note Claims against the Tolling Parties or other third parties.



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         K.       REQUEST FOR AID OF FOREIGN COURT.

                  The Bankruptcy Court requests the aid and assistance of the Ontario Superior Court of Justice, pursuant to the Cross-Border Insolvency Protocol approved by the Bankruptcy Court in the Reorganization Cases on the Petition Date, and such other foreign courts as necessary to recognize, implement and enforce this Confirmation Order and the Plan in accordance with their terms.

         L.       NOTICE OF ENTRY OF CONFIRMATION ORDER.

                  1. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Claims hereunder, substantially in the form of Exhibit C attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 Business Days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date and the Indenture Trustees.

                  2. As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors' website.

                  3. The Debtors are directed to publish the Confirmation Notice once in the national editions of The Globe and Mail, The National Post, The Wall Street Journal, The New York Times and USA Today no later than 15 Business Days after the Confirmation Date.



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Dated: Dec. 5, 2001                           /s/ PETER J. WALSH
                                              ----------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE



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                                    EXHIBIT A


                 FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF
            LOEWEN GROUP INTERNATIONAL, INC., ITS PARENT CORPORATION
                    AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES

                                    EXHIBIT B


                   MODIFICATIONS TO FOURTH AMENDED JOINT PLAN
             OF REORGANIZATION OF LOEWEN GROUP INTERNATIONAL, INC.,
         ITS PARENT CORPORATION AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES

                                    EXHIBIT C


                               CONFIRMATION NOTICE